Exhibit 99.2 fourth quarter 2021 earnings presentation november 16, 2021 nasdaq: ocsl

Forward Looking Statements & Legal Disclosures Some of the statements in this presentation constitute forward-looking statements because they relate to future events or our future performance or financial condition. The forward- looking statements contained in this presentation may include statements as to: our future operating results and distribution projections; the ability of Oaktree Fund Advisors, LLC (together with its affiliates, “Oaktree”) to reposition our portfolio and to implement Oaktree’s future plans with respect to our business; the ability of Oaktree and its affiliates to attract and retain highly talented professionals; our business prospects and the prospects of our portfolio companies; the impact of the investments that we expect to make; the ability of our portfolio companies to achieve their objectives; our expected financings and investments and additional leverage we may seek to incur in the future; the adequacy of our cash resources and working capital; the timing of cash flows, if any, from the operations of our portfolio companies; and the cost or potential outcome of any litigation to which we may be a party. In addition, words such as “anticipate,” “believe,” “expect,” “seek,” “plan,” “should,” “estimate,” “project” and “intend” indicate forward-looking statements, although not all forward-looking statements include these words. The forward-looking statements contained in this presentation involve risks and uncertainties. Our actual results could differ materially from those implied or expressed in the forward-looking statements for any reason, including the factors set forth in “Risk Factors” and elsewhere in our annual report on Form 10-K for the fiscal year ended September 30, 2021. Other factors that could cause actual results to differ materially include: changes or potential disruptions in our operations, the economy, financial markets or political environment; risks associated with possible disruption in our operations or the economy generally due to terrorism, natural disasters or the COVID-19 pandemic; future changes in laws or regulations (including the interpretation of these laws and regulations by regulatory authorities) and conditions in our operating areas, particularly with respect to business development companies or regulated investment companies; general considerations associated with the COVID-19 pandemic; the ability to realize the anticipated benefits of the merger of Oaktree Strategic Income Corporation (“OCSI”) with and into us (the “Merger”); and other considerations that may be disclosed from time to time in our publicly disseminated documents and filings. We have based the forward-looking statements included in this presentation on information available to us on the date of this presentation, and we assume no obligation to update any such forward-looking statements. Although we undertake no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise, you are advised to consult any additional disclosures that we may make directly to you or through reports that we in the future may file with the SEC, including annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. 1

OAKTREE
OCSL | Specialty Lending Corporation

Full Year 2021 Highlights

INCREASED DIVIDEND


41% increase from September 30, 2020
$0.18
0.16
0.14
0.12
0.10
0.08
0.06
0.04
0.02
0.00
$0.110
$0.120
$0.130
$0.145
$0.155
9/30/20
12/31/20
3/31/21
6/30/21
9/30/21
Dividends Declared Per Share

STRONG NEW INVESTMENT ACTIVITY & IMPROVED TOTAL DEBT PORTFOLIO YIELD


($ in millions)
$1.2 billion of full-year 2021 originations
$500
400
300
200
100
0
9.0%
8.5%
8.0%
7.5%
7.0%
6.5%
6.0%
8.5%
8.3%
8.4%
8.7%
$286
$318
$178
$385
12/31/20
3/31/21
6/30/21
9/30/21
New Investment Commitments
WAY on Debt Investments [1]

NAV PER SHARE ACCRETION


12% increase from September 30, 2020
$8.00
7.50
7.00
6.50
6.00
5.50
5.00
4.50
4.00
$6.49
$6.85
$7.09
$7.22
$7.28
9/30/20
12/31/20
3/31/21
6/30/21
9/30/21
NAV Per Share

FURTHER STRENGTHENED THE CAPITAL STRUCTURE


($ in millions)
$2,000
1,500
1,000
500
0
$1,000
$300
$285
$415
2.7%
Weighted Avg.
Interest Rate
$1,750
$350
$300
$470
$630
2.4%
Weighted Avg.
Interest Rate
9/30/20
9/30/21
Credit Facilities Drawn
Credit Facilities Available
Unsecured Notes

Full year 2021 was further bolstered by the closing of the merger with Oaktree Strategic Income, which increased the size and scale of OCSL

[1] *Annual stated yield earned plus net annual amortization of OID or premium earned on accruing investments, including the Company's share of the return on debt investments in the Kemper JV and Glick JV, and excluding any amortization or accretion of interest income resulting solely from the cost basis established by ASC 805 for the assets acquired in connection with the Merger. See page 21 for a description of the non-GAAP financial measures.*

2

Highlights for the Quarter Ended September 30, 2021 • $7.28, up 1% from $7.22 as of June 30, 2021 and up 10% from $6.61 as of December 31, 2019 (prior to the onset of the pandemic) net asset value • Quarterly increase primarily due to realized and unrealized gains on certain debt and equity investments and undistributed net per share investment income • $0.16 per share, as compared with $0.19 per share for the quarter ended June 30, 2021, primarily reflecting lower one-time OID adjusted net acceleration and prepayment income from investments that were repaid in the June quarter and lower amendment fees 1 investment income • GAAP net investment income was $0.18 per share, as compared with $0.20 per share for the quarter ended June 30, 2021 • Declared a cash distribution of $0.155 per share, an increase of 7% from the prior quarter and 41% from one year ago dividend • Sixth consecutive quarter with a distribution increase • Distribution will be payable on December 31, 2021 to stockholders of record as of December 15, 2021 • $385 million of new investment commitments; 8.6% weighted average yield on new debt investments investment • $416 million of new investment fundings and received $202 million of proceeds from prepayments, exits, other paydowns and sales, activity which had a weighted average yield of 6.4% • $2.6 billion at fair value diversified across 138 portfolio companies investment • 8.7% weighted average yield on debt investments, up from 8.4% as of June 30, 2021 portfolio • No investments on non-accrual status • 0.97x total debt to equity ratio, up as compared with 0.86x as of June 30, 2021 • 0.95x net debt to equity ratio, up as compared with 0.79x as of June 30, 2021 capital structure • $29 million of cash and $470 million of undrawn capacity on credit facilities & liquidity • Amended Citibank Facility to, among other things, resize the facility, extend the maturity date and modify the interest rate on outstanding borrowings 3 1 See page 21 for a description of this non-GAAP measure.

Portfolio Summary as of September 30, 2021 portfolio characteristics portfolio composition (At fair value) (As % of total portfolio at fair value; $ in millions) 4% First Lien – $1,766 2% 7% $2.6bn 138 Second Lien – $451 total investments portfolio companies 18% Unsecured – $43 Equity – $107 69% Joint Ventures – $189 8.7% $106mm 2, 3 top ten sub-industries weighted average yield on median debt portfolio 1 debt investments company ebitda (As % of total portfolio at fair value) Application Software 14.6% Pharmaceuticals 5.6% Data Processing & Outsourced Services 4.5% Biotechnology 4.4% Personal Products 4.1% 87% 0 Industrial Machinery 3.5% senior secured non-accruals Health Care Services 3.3% debt investments Aerospace & Defense 2.7% Specialized Finance 2.7% Internet & Direct Marketing Retail 2.7% Note: Numbers may not sum due to rounding. 1 Excludes negative EBITDA borrowers, investments in aviation subsidiaries, investments in structured products and recurring revenue software investments. 2 Based on GICS sub-industry classification. 3 Excludes multi-sector holdings, which is primarily composed of investments in Senior Loan Fund JV I LLC (the “Kemper JV”) and OCSI Glick JV (the “Glick JV”), joint ventures that invest primarily in senior secured loans of middle market companies. 4

Portfolio Diversity 1 diversity by investment size portfolio by industry (As % of total portfolio at fair value) (As % of total portfolio at fair value) Industry % of Portfolio Joint Ventures Software 14.8% 7% Top 10 Investments IT Services 6.6 19% Pharmaceuticals 5.6 Health Care Providers & Services 4.8 Chemicals 4.5 Biotechnology 4.4 Personal Products 4.1 Machinery 3.5 Next 15 Specialty Retail 3.5 Investments 21% Diversified Financial Services 3.3 Remaining 111 Investments Oil, Gas & Consumable Fuels 3.0 52% Aerospace & Defense 2.7 Remaining 29 Industries 31.7 Joint Ventures 7.4 OCSL’s portfolio is diverse across borrowers and industries As of September 30, 2021 Note: Numbers may not sum due to rounding. 1 Based on GICS industry classification. 5

Investment Activity new investment highlights historical funded originations and exits ($ in millions) $500 $416 400 $302 $385mm $416mm 300 $242 $229 $202 $184 $171 new investment new investment $161 $165 200 $146 1 commitments fundings 100 0 9/30/20 12/31/20 3/31/21 6/30/21 9/30/21 1 2 New Funded Investments Investment Exits 8.6% 100% new investment composition weighted average yield on also held by other new debt commitments oaktree funds (As % of new investment commitments; $ in millions) 1% 3% 5% First Lien – $350 $345mm $40mm Second Lien – $13 new investment new investment Subordinated Debt – $19 commitments in new commitments in existing portfolio companies portfolio companies Equity – $3 91% Note: Numbers rounded to the nearest million or percentage point and may not sum as a result. 1 New funded investments includes drawdowns on existing delayed draw and revolver commitments. 2 Investment exits includes proceeds from prepayments, exits, other paydowns and sales. 6

Investment Activity (continued) new investment commitment detail ($ in millions) Security Type Market Investment Number of Unsecured & Private Primary Secondary Avg. Secondary Fiscal Quarter Commitments Deals First Lien Second Lien Other Placement (Public) (Public) Purchase Price 2Q2020 $273 39 $210 $21 $42 $141 $58 $75 83% 3Q2020 261 18 177 8 76 154 71 35 74 4Q2020 148 10 123 25 0.5 90 57 2 96 1Q2021 286 21 196 90 -- 181 84 22 93 2Q2021 318 20 253 44 21 245 63 10 93 3Q2021 178 10 141 25 12 104 70 5 97 4Q2021 385 20 350 13 23 304 79 2 100 Note: Numbers may not sum due to rounding. Excludes any positions originated, purchased and sold within the same quarter. 7

OAKTREE
OCSL | Specialty Lending Corporation

Financial Highlights

($ and number of shares in thousands, except per share amounts)	As of 9/30/2021	6/30/2021	3/31/2021	12/31/2020	9/30/2020
GAAP Net Investment Income per Share	$0.18	$0.20	$0.12	$0.07	$0.17
Adjusted Net Investment Income per Share[1]	*$0.16*	*$0.19*	*$0.14*	*$0.14*	*$0.17*
Net Realized and Unrealized Gains (Losses), Net of Taxes per Share	$0.02	$0.06	$0.48	$0.39	$0.33
Adjusted Net Realized and Unrealized Gains (Losses), Net of Taxes per Share[1]	*$0.05*	*$0.09*	*$0.25*	*$0.39*	*$0.33*
Earnings (Loss) per Share	$0.20	$0.26	$0.60	$0.46	$0.50
Adjusted Earnings (Loss) per Share[1]	*$0.20*	*$0.26*	*$0.37*	*$0.46*	*$0.50*
Distributions per Share	$0.145	$0.130	$0.120	$0.110	$0.105
NAV per Share	$7.28	$7.22	$7.09	$6.85	$6.49
Weighted Average Shares Outstanding	180,361	180,361	146,652	140,961	140,961
Shares Outstanding, End of Period	180,361	180,361	180,361	140,961	140,961
Investment Portfolio (at Fair Value)	$2,556,629	$2,339,301	$2,327,353	$1,712,324	$1,573,851
Cash and Cash Equivalents	$29,334	$84,689	$39,872	$24,234	$39,096
Total Assets	$2,636,387	$2,462,708	$2,433,413	$1,793,903	$1,640,712
Total Debt Outstanding[2]	$1,268,743	$1,104,099	$1,109,897	$694,827	$709,315
Net Assets	$1,312,823	$1,302,414	$1,278,823	$964,917	$914,879
Total Debt to Equity Ratio	0.97x	0.86x	0.87x	0.73x	0.78x
Net Debt to Equity Ratio	0.95x	0.79x	0.84x	0.70x	0.74x
Weighted Average Interest Rate on Debt Outstanding[3]	2.4%	2.4%	2.6%	2.7%	2.7%

[1] *See page 21 for a description of the non-GAAP measures.*
[2] *Net of unamortized financing costs.*
[3] *Includes effect of the interest rate swap agreement the Company entered into in connection with the issuance of the 2027 Notes.*

8

OAKTREE
OCSL | Specialty Lending Corporation

Portfolio Highlights

($ in thousands, at fair value)	As of				
	9/30/2021	**6/30/2021**	**3/31/2021**	**12/31/2020**	**9/30/2020**
Investments at Fair Value	$2,556,629	$2,339,301	$2,327,353	$1,712,324	$1,573,851
Number of Portfolio Companies	138	135	137	115	113
Average Portfolio Company Debt Investment Size	$18,700	$17,600	$17,600	$16,200	$15,800
Asset Class:					
First Lien	69.1%	67.6%	68.3%	60.3%	62.3%
Second Lien	17.6	19.1	18.2	25.4	21.7
Unsecured Debt	1.7	1.4	1.1	3.1	4.2
Equity	4.2	3.9	4.4	3.8	4.1
Limited Partnership Interests	0.0	0.0	0.0	0.1	0.2
Joint Venture Interests	7.4	8.1	8.0	7.3	7.5
Interest Rate Type for Debt Investments:					
% Floating-Rate	91.5%	91.4%	91.8%	88.8%	88.3%
% Fixed-Rate	8.5	8.6	8.2	11.2	11.7
Yields:					
Weighted Average Yield on Debt Investments[1]	8.7%	8.4%	8.3%	8.5%	8.3%
Cash Component of Weighted Average Yield on Debt Investments	7.4	7.1	7.1	7.1	7.0
Weighted Average Yield on Total Portfolio Investments[2]	8.3	8.0	7.8	8.0	7.8

Note: Numbers may not sum due to rounding.

1 *Annual stated yield earned plus net annual amortization of OID or premium earned on accruing investments, including the Company's share of the return on debt investments in the Kemper JV and Glick JV, and excluding any amortization or accretion of interest income resulting solely from the cost basis established by ASC 805 for the assets acquired in connection with the Merger. See page 21 for a description of the non-GAAP financial measures.*

2 *Annual stated yield earned plus net annual amortization of OID or premium earned on accruing investments and dividend income, including the Company's share of the return on debt investments in the Kemper JV and Glick JV, and excluding any amortization or accretion of interest income resulting solely from the cost basis established by ASC 805 for the assets acquired in connection with the Merger. See page 21 for a description of the non-GAAP financial measures.*

9

Investment Activity As of 1 ($ in thousands) 9/30/2021 6/30/2021 3/31/2021 12/31/2020 9/30/2020 New Investment Commitments $385,000 $178,400 $317,700 $286,300 $148,500 2 New Funded Investment Activity $416,400 $165,300 $301,800 $241,500 $146,300 Proceeds from Prepayments, Exits, Other Paydowns and Sales $201,800 $170,600 $228,900 $160,700 $184,200 3 Net New Investments $214,600 $(5,300) $72,900 $80,800 $(37,900) New Investment Commitments in New Portfolio Companies 14 9 18 14 8 New Investment Commitments in Existing Portfolio Companies 6 1 2 7 3 Portfolio Company Exits 11 11 12 12 12 Weighted Average Yield at Cost on New Debt Investment Commitments 8.6% 9.2% 8.2% 8.7% 10.6% 1 Excludes the assets acquired in the Merger. 2 New funded investment activity includes drawdowns on existing revolver commitments. Includes $103 million of unsettled purchases as of December 31, 2020. 3 Net new investments consists of new funded investment activity less proceeds from prepayments, exits, other paydowns and sales. 10

Net Asset Value Per Share Bridge adjusted net realized and unrealized adjusted nii gains (losses), net of taxes $8.00 $0.16 $0.05 ($0.01) $0.03 7.50 ($0.03) $0.01 $0.03 ($0.145) ($0.01) $0.18 7.00 6.50 6.00 $7.28 $7.28 $7.22 5.50 5.00 4.50 4.00 6/30/21 NAV GAAP Net Interest Income Part II Incentive Net Unrealized Net Realized Gain Net Realized & Part II Incentive Distributions 9/30/21 NAV 1 Investment Accretion Related Fee Appreciation / / (Loss) Unrealized Loss Fee 1 Income to Merger (Depreciation) Related to Merger Accounting Accounting Adjustments Adjustments Note: Net asset value per share amounts are based on the shares outstanding at each respective quarter end. Net investment income per share, net unrealized appreciation / (depreciation), and net realized gain / (loss) are based on the weighted average number of shares outstanding for the period. Numbers may not sum due to rounding. See page 21 for a description of the non-GAAP measures. 1 Excludes reclassifications of net unrealized appreciation / (depreciation) to net realized gains / (losses) as a result of investments exited during the quarter. 11

OAKTREE
OCSL | Specialty Lending Corporation

Capital Structure Overview

0.85x to 1.00x
TARGET LEVERAGE RATIO

Investment Grade Rated
BY MOODY'S AND FITCH

51%
UNSECURED BORROWINGS

$499mm
AVAILABLE LIQUIDITY[3]

FUNDING SOURCES

($ in millions)

	Committed	Principal Outstanding	Interest Rate	Maturity
Syndicated Credit Facility	$950	$495	LIBOR + 2.00%	5/4/2026
Citibank Facility	150	135	LIBOR + 1.25%-2.25%[1]	7/18/2024
2025 Notes	300	300	3.500%	2/25/2025
2027 Notes	350	350	2.700% (LIBOR + 1.658%)[2]	1/15/2027
Cash and Cash Equivalents	--	(29)	--	--
Total	**$1,750**	**$1,251**		
Weighted Average Interest Rate		**2.4%**		
Net Debt to Equity Ratio		**0.95x**		

MATURITIES

($ in millions)


$1,000
500
0
$15
$135
$300
$455
$495
$350
2020
2021
2022
2023
2024
2025
2026
2027
2028
Credit Facility Drawn
Credit Facility Undrawn
Unsecured Debt

Diverse and flexible sources of debt capital with no near-term maturities

As of September 30, 2021

Note: Numbers may not sum due to rounding.

1 The interest rate on outstanding borrowings is LIBOR plus 1.25%-2.20% on broadly syndicated loans subject to observable market depth and LIBOR plus 2.25% on all other eligible loans.

2 The Company entered into an interest rate swap agreement under which the Company receives a fixed interest rate of 2.700% and pays a floating rate of the three-month LIBOR plus 1.658% on a notional amount of $350 million.

3 Liquidity was composed of $29.3 million of unrestricted cash and cash equivalents and $470.0 million of undrawn capacity under the credit facilities (subject to borrowing base and other limitations).

12

OAKTREE
OCSL | Specialty Lending Corporation

Funding and Liquidity Metrics

LEVERAGE UTILIZATION

($ in millions)


$1,800
1,600
1,400
1,200
1,000
800
600
400
200
0
$1,100
$400
$700
$1,440
$325
$1,115
$1,750
$636
$1,114
$1,750
$470
$1,280
12/31/2020
3/31/2021
6/30/2021
9/30/2021
Total Debt Outstanding
Undrawn Capacity

	12/31/2020	3/31/2021	6/30/2021	9/30/2021
Cash	$24	$40	$85	$29
Net Assets	$965	$1,279	$1,302	$1,313
Net Leverage	0.70x	0.84x	0.79x	0.95x
Total Leverage	0.73x	0.87x	0.86x	0.97x

LIQUIDITY OVERVIEW

($ in millions)

	12/31/2020	3/31/2021	6/30/2021	9/30/2021
Credit Facility Committed	$800	$1,140	$1,100	$1,100
Credit Facility Drawn	(400)	(815)	(464)	(630)
Cash and Cash Equivalents	24	40	85	29
Total Liquidity	**424**	**365**	**721**	**499**
Total Unfunded Commitments[1]	(198)	(242)	(239)	(216)
Unavailable Unfunded Commitments[2]	48	50	73	62
Adjusted Liquidity	**$274**	**$173**	**$555**	**$345**

Ample liquidity to support funding needs[3]

[1] *Excludes unfunded commitments to the Kemper JV and Glick JV.*
[2] *Includes unfunded commitments ineligible to be drawn due to certain limitations in credit agreements.*
[3] *As of September 30, 2021, we have analyzed cash and cash equivalents, availability under our credit facilities, the ability to rotate out of certain assets and amounts of unfunded commitments that could be drawn and believe our liquidity and capital resources are sufficient to take advantage of market opportunities in the current economic climate.*

13

Strategic Joint Ventures are Accretive to Earnings ocsl’s joint ventures are income-enhancing vehicles that primarily invest in senior secured loans of middle market companies and other corporate debt securities Key Attributes of Joint Ventures: • Equity ownership: 87.5% OCSL and 12.5% joint venture partner • Shared voting control: 50% OCSL and 50% joint venture partner kemper jv characteristics glick jv characteristics (At fair value) (At fair value) $134mm 5.2% $3.5mm $56mm 2.2% $1.4mm ocsl’s investments % of ocsl’s net investment ocsl’s investments % of ocsl’s net investment 1 2 in the kemper jv portfolio income in the glick jv portfolio income combined portfolio summary portfolio company wtd. avg. debt portfolio investment portfolio first lien count yield leverage ratio $471mm 93% 60 5.9% 1.3x As of September 30, 2021 14 1 Represents OCSL’s 87.5% share of the Kemper JV’s net investment income (excluding subordinated note interest expense) earned during the quarter ended September 30, 2021. 2 Represents OCSL’s 87.5% share of the Glick JV’s net investment income (excluding subordinated note interest expense) earned during the quarter ended September 30, 2021.

Compelling Performance Under Oaktree Management nav and cumulative distributions paid per share $10.00 9.00 $1.55 8.00 $1.41 $1.28 $1.16 7.00 $1.05 $0.75 $0.66 $0.56 $0.47 $0.94 $0.37 $0.18 $0.28 $0.09 6.00 $0.85 5.00 $7.28 $7.22 $7.09 4.00 $6.85 $6.60 $6.60 $6.61 $6.55 $6.49 $6.19 $6.09 $6.09 $5.95 $5.87 $5.81 $5.34 3.00 2.00 1.00 12/31/17 3/31/18 6/30/18 9/30/18 12/31/18 3/31/19 6/30/19 9/30/19 12/31/19 3/31/20 6/30/20 9/30/20 12/31/20 3/31/21 6/30/21 9/30/21 1 NAV Per Share Cumulative Distributions Paid Per Share 2 OCSL has generated an 11.8% annualized return on equity under Oaktree management 1 Cumulative distributions declared and paid from December 31, 2017 through September 30, 2021. 2 Annualized return on equity calculated as the change in net asset value plus distributions paid from December 31, 2017 through September 30, 2021. 15

Opportunities to Increase Return on Equity 1 2 3 continue rotating into continue to operate within optimize higher-yielding investments target leverage range joint ventures • Opportunity to improve the • Maintaining a leverage ratio within • Opportunity to increase underlying portfolio’s yield by rotating out of the target range of 0.85x to 1.00x joint venture portfolio yields by lower-yielding investments into debt to equity may support the rotating into higher spread in earnings power of the portfolio investments higher-yielding, proprietary ones – $79 million of investments with • 0.95x net debt to equity, up from • Exited $45 million of lower yielding interest rates at or below LIBOR + senior secured loans during the 0.79x last quarter following $215 3.75% in the Kemper and Glick quarter million of net new investment 1 JVs activity during the quarter ended • The weighted average yield of the September 30, 2021 • Utilize additional borrowings to debt portfolio increased to 8.7% operate within target leverage range • Ample dry powder with $470 from 8.4% last quarter, highlighting this progress million of undrawn capacity under – Target leverage range: 1.25x to 2 credit facilities 1.75x debt to equity • $83 million at fair value of senior – 1.4x and 1.1x total debt to equity secured loans with interest rates at or at Kemper JV and Glick JV, 1 below LIBOR + 4.50% respectively We believe OCSL is well-positioned to provide further improvements to return on equity As of September 30, 2021 1 For senior secured loans that have a cost basis above 92.5%. 2 Subject to borrowing base and other limitations. 16

Appendix

Non-Core Investment Portfolio Detail non-core investment portfolio characteristics non-core portfolio composition (At fair value; $ in millions) debt investments $160 $134 140 • $74 million at fair value in four companies $8 120 • Received $3 million partial paydowns in one investment during the 100 $52 Aviation quarter ended September 30, 2021 80 Equity Investments 60 Debt Investments 40 $74 20 1 equity investments 0 9/30/2021 • $52 million at fair value in 15 companies and limited partnership interests in one third-party managed fund 2 non-core portfolio progression (At fair value; $ in millions) aviation $1,200 63% of • $8 million at fair value in one aircraft Non-Core Portfolio: 1,000 portfolio 85% reduction since September 30, 2017 800 600 $893 $32 million of 400 non-core investments 5% of acquired from OCSI portfolio $164 200 $324 $205 $128 $132 $134 0 9/30/17 9/30/18 9/30/19 9/30/20 3/31/21 9/30/21 Note: Numbers may not sum due to rounding. 1 Excludes OCSL’s equity investment in First Star Speir Aviation Limited. 2 Excludes investments in the Kemper JV and Glick JV. 18

Quarterly Statement of Operations For the three months ended 9/30/2021 6/30/2021 3/31/2021 12/31/2020 9/30/2020 ($ in thousands) investment income Interest income $55,094 $51,999 $35,655 $31,633 $37,153 PIK interest income 4,960 4,597 3,801 3,089 2,573 Fee income 645 7,823 2,278 3,352 3,571 Dividend income 3,101 1,019 209 130 302 GAAP total investment income 63,800 65,438 41,943 38,204 43,599 Less: Interest income accretion related to merger accounting adjustments (5,571) (5,060) (665) -- -- Adjusted total investment income 58,229 60,378 41,278 38,204 43,599 expenses Base management fee 9,768 8,905 7,074 6,541 6,005 Part I incentive fee 6,015 6,990 4,444 4,149 5,206 Part II incentive fee 1,629 2,837 3,609 9,540 -- Interest expense 9,032 8,823 6,568 6,095 6,133 1 Other operating expenses 2,627 2,343 2,242 1,861 1,710 Total expenses 29,071 29,898 23,937 28,186 19,054 Reversal of fees waived (fees waived) (750) (750) (108) -- -- Net expenses 28,321 29,148 23,829 28,186 19,054 (Provision) benefit for taxes on net investment income (2,437) (358) -- -- -- GAAP net investment income 33,042 35,932 18,114 10,018 24,545 Less: Interest income accretion related to merger accounting adjustments (5,571) (5,060) (665) -- -- Add: Part II incentive fee 1,629 2,837 3,609 9,540 -- Adjusted net investment income $29,100 $33,709 $21,058 $19,558 $24,545 Note: See page 21 for a description of the non-GAAP measures. 1 Includes professional fees, directors fees, administrator expense and general and administrative expenses. 19

Quarterly Statement of Operations (continued) For the three months ended 9/30/2021 6/30/2021 3/31/2021 12/31/2020 9/30/2020 ($ in thousands, except per share amounts) net realized and unrealized gains (losses) Net unrealized appreciation (depreciation) $(2,098) $3,917 $65,144 $47,556 $39,468 Net realized gains (losses) 3,739 8,610 5,856 8,215 6,447 (Provision) benefit for taxes on realized and unrealized gains (losses) 1,878 (1,421) (997) (245) 157 GAAP net realized and unrealized gains (losses), net of taxes $3,519 $11,106 $70,003 $55,526 $46,072 Less: Net realized and unrealized losses (gains) related to merger accounting 5,569 5,045 (33,396) -- -- adjustments Adjusted net realized and unrealized gains (losses), net of taxes $9,088 $16,151 $36,607 $55,526 $46,072 GAAP net increase (decrease) in net assets resulting from operations $36,561 $47,038 $88,117 $65,544 $70,617 Less: Interest income accretion related to merger accounting adjustments (5,571) (5,060) (665) -- -- Less: Net realized and unrealized losses (gains) related to merger accounting 5,569 5,045 (33,396) -- -- adjustments Adjusted earnings (loss) $36,559 $47,023 $54,056 $65,544 $70,617 per share data: GAAP total investment income $0.35 $0.36 $0.29 $0.27 $0.31 Adjusted total investment income 0.32 0.33 0.28 0.27 0.31 GAAP net investment income 0.18 0.20 0.12 0.07 0.17 Adjusted net investment income 0.16 0.19 0.14 0.14 0.17 GAAP net realized and unrealized gains (losses), net of taxes 0.02 0.06 0.48 0.39 0.33 Adjusted net realized and unrealized gains (losses), net of taxes 0.05 0.09 0.25 0.39 0.33 GAAP net increase/decrease in net assets resulting from operations 0.20 0.26 0.60 0.46 0.50 Adjusted earnings (loss) 0.20 0.26 0.37 0.46 0.50 Weighted average common shares outstanding 180,361 180,361 146,652 140,961 140,961 Shares outstanding, end of period 180,361 180,361 180,361 140,961 140,961 20 Note: See page 21 for a description of the non-GAAP measures.

Non-GAAP Disclosures On March 19, 2021, the Company completed the Merger. The Merger was accounted for as an asset acquisition in accordance with the asset acquisition method of accounting as detailed in ASC 805-50, Business Combinations—Related Issues ( ASC 805 ). The consideration paid to OCSI’s stockholders was allocated to the individual assets acquired and liabilities assumed based on the relative fair values of the net identifiable assets acquired other than non-qualifying assets, which established a new cost basis for the acquired OCSI investments under ASC 805 that, in aggregate, was significantly lower than the historical cost basis of the acquired OCSI investments prior to the Merger. Additionally, immediately following the completion of the Merger, the acquired OCSI investments were marked to their respective fair values under ASC 820, Fair Value Measurements, which resulted in unrealized appreciation. The new cost basis established by ASC 805 on debt investments acquired will accrete over the life of each respective debt investment through interest income, with a corresponding adjustment recorded to unrealized appreciation on such investment acquired through its ultimate disposition. The new cost basis established by ASC 805 on equity investments acquired will not accrete over the life of such investments through interest income and, assuming no subsequent change to the fair value of the equity investments acquired and disposition of such equity investments at fair value, the Company will recognize a realized gain with a corresponding reversal of the unrealized appreciation on disposition of such equity investments acquired. On March 19, 2021, in connection with the closing of the Merger, OCSL entered into an amended and restated investment advisory agreement (the “A&R Advisory Agreement”) with Oaktree. The A&R Advisory Agreement amended and restated the existing investment advisory agreement, dated as of May 4, 2020, by and between the Company and Oaktree to (1) waive an aggregate of $6 million of base management fees otherwise payable to Oaktree in the two years following the closing of the Merger at a rate of $750,000 per quarter (with such amount appropriately prorated for any partial quarter) and (2) revise the calculation of the incentive fees to eliminate certain unintended consequences of the accounting treatment of the Merger on the incentive fees payable to Oaktree. The Company’s management uses the non-GAAP financial measures described above internally to analyze and evaluate financial results and performance and to compare its financial results with those of other business development companies that have not adjusted the cost basis of certain investments pursuant to ASC 805. The Company’s management believes Adjusted Total Investment Income , Adjusted Total Investment Income Per Share , Adjusted Net Investment Income and Adjusted Net Investment Income Per Share are useful to investors as an additional tool to evaluate ongoing results and trends for the Company without giving effect to the accretion income resulting from the new cost basis of the OCSI investments acquired in the Merger because these amounts do not impact the fees payable to Oaktree under the A&R Advisory Agreement, and specifically as its relates to Adjusted Net Investment Income and Adjusted Net Investment Income Per Share , without giving effect to Part II incentive fees. In addition, the Company’s management believes that “Adjusted Net Realized and Unrealized Gains (Losses), Net of Taxes”, “Adjusted Net Realized and Unrealized Gains (Losses), Net of Taxes Per Share”, “Adjusted Earnings (Loss)” and “Adjusted Earnings (Loss) Per Share” are useful to investors as they exclude the non-cash income/gain resulting from the Merger and used by management to evaluate the economic earnings of its investment portfolio. Moreover, these metrics align the Company's key financial measures with the calculation of incentive fees payable to Oaktree under with the A&R Advisory Agreement (i.e., excluding amounts resulting solely from the lower cost basis of the acquired OCSI investments established by ASC 805 that would have been to the benefit of Oaktree absent such exclusion). 21

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